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                                                                   Exhibit 10.20
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                            NON-COMPETITION AGREEMENT


     THIS NON-COMPETITION AGREEMENT (the "Agreement") is made and entered into as of this 27th day of February, 1998 by and between IP Holding Co., a Delaware corporation (together with its subsidiaries and divisions, (the "Company") and Sigmund Goldblum ("Employee").

                                   WITNESSETH:

     WHEREAS, in the course of Employee's employment with the Company or its affiliates Employee has gained and will continue to gain an intimate knowledge of the business and affairs of the Company and its affiliates, their policies, methods of operation, personnel, customers, representatives and suppliers;

     WHEREAS, Pacer Infotec, Inc. ("Pacer") and Apollo Holding, Inc. ("Apollo") have entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which, among other things, the business of Pacer will be combined with the business of Intermetrics, Inc., a wholly-owned subsidiary of Apollo, and certain holders of Pacer common stock will receive Company stock;

     WHEREAS, it is a condition of the Company's obligations to consummate the transactions contemplated by the Merger Agreement that Employee enter into this Agreement;

     WHEREAS, the Employee believes it is in the best interest of Pacer and its stockholders to induce the Company to consummate the transactions contemplated by the Merger Agreement;

     NOW, THEREFORE in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

     1. Non-Competition
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     1.1 The Employee agrees that so long as he shall be employed by the Company or any of its subsidiaries or affiliates and for a period of two (2) years thereafter (the "Term"), without the prior written consent of the Company, the Employee shall not directly or indirectly compete with the Company or any of its subsidiaries or affiliates, either as principal, manager, agent, consultant, officer, director, partner, greater than one-half of one percent (.5%) investor or holder of any class or series of equity securities, lender, employee or in any other capacity with respect to:

     (a) any Products, contracts, projects in effect, or recompetitions of contracts or projects in effect at the time of Employee's termination for which Employee had a direct or indirect management responsibility or had knowledge thereof; or
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     (b) any proposals made or expected to be made within six (6) months after termination, in each case for which the Employee had a direct or indirect management responsibility or had detailed knowledge thereof.

For purposes of this Section 1.1, a person shall be deemed to have indirect management responsibility with respect to a contract or project if such project or contract was the primary responsibility of the division of the Company or a subsidiary or affiliate by which he was employed. A President or Chief Executive Officer shall be deemed to have indirect responsibility with respect to all projects and contracts.

     1.2 Subject to Section 1.5, as additional consideration for the Employee's agreements contained herein, in the event that the Employee is terminated for any reason, the Company shall pay the Employee Twenty-Five Thousand Dollars ($25,000) within thirty (30) days after the date of termination.

     1.3 Subject to Section 1.5, as additional consideration for the Employee's agreements contained herein, upon the termination of the Employee's employment by the Company without Cause (as hereinafter defined) or by the Employee for Good Reason (as hereinafter defined), and in any such case the Employee remains unemployed, the Company shall make payments to the Employee, beginning on the first day of the seventh month following termination, equal to the Employee's monthly salary, on the date of termination of Employee's employment for each month, or pro rata for periods less than a month for the remainder of the Term. Subject to Section 1.5, in the event Employee retires (as hereinafter defined), and remains unemployed, the Company shall make payments to the Employee, beginning on the first day of the seventh month following, termination equal to one-half (1/2) of the Employee's monthly salary on the date of termination of Employee's employment for each month, or pro rata for periods of less than a month for the remainder of the Term.

     For purposes of this Agreement:

     (a) the Company shall be deemed to have terminated Employee's employment for "Cause" if Employee: (i) fails or refuses to act in any material respect in accordance with the reasonable directions of the Board of Directors or Chief Executive Officer of the Company in a manner that would constitute an act of insubordination or is in continuing, willful, material breach of this Agreement; provided however, that in such case the Company
                               --------
     shall give Executive a Termination Notice specifying the directions the Executive failed to follow or the material breach of this Agreement, and the Executive shall have a reasonable period of time after the date of the notice to cure such action; (ii) has been convicted of a felony; or (iii) has committed any act of fraud, misappropriation of funds or embezzlement in connection with his employment. During the cure period referred to in subsection (i), the Board of Directors of the Company may cause the Company to suspend the employment of the Executive hereunder if the Executive's continued presence at the Company is deemed to have a potential negative effect on the Company as determined in good faith by the Board of Directors of the Company in its sole determination. If the

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     Executive has not cured such action within the specified cure period, the employment of the Executive shall be terminated by the Company for Cause;

     (b) an Employee shall be deemed to "retire" when an Employee voluntarily terminates employment with the Company and its subsidiaries and affiliates after reaching age 65; and

     (c) "Good Reason" shall mean any of the foilowing undertaken without Employee's express written consent and not corrected by the Company within ten (10) business days after receipt of written notice from the Employee:

          (i) the assignment to the Executive of any material duties which are
          (A) inconsistent with his status as a senior executive officer of the Company or (B) a substantial adverse alteration in the nature or status of his responsibilities from those in effect immediately prior to the assignment;

          (ii) a reduction by the Company in his annual base salary as in effect at the time, or the failure to grant him salary increases and bonuses consistent with the Company's general practices for senior executives, except for (A) non-performance of his duties as duly documented and substantiated or (B) general reduction in salary to senior executives.

          (iii) the knowing failure of the Company and Pacer to pay to Executive any portion of his current compensation or to pay any portion of an installment of deferred compensation under any deferred compensation program the Company or Pacer, within seven (7) days of the day any such compensation is due;

          (iv) the relocation of Executive's principal office, after the Closing Date pursuant to the Merger Agreement, to a location outside a 35 mile radius from its location on such Closing Date, or the Company's requiring him to be based anywhere outside such 35 mile radius except for required travel on the Company's or Pacer's business to an extent substantially consistent with his present business travel patterns;

          (v) (A) the failure by the Company, other than because of a change in enabling legislation prohibiting the Employee from participating in such a plan, to continue him as a participant in all compensation, benefit and insurance plans maintained from time to time by the Company for its senior executives; (B) except as may be consistent with the treatment of other senior executives of the Company, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive him of any material fringe benefit enjoyed by him at the time; or (C) the failure by the Company to provide him with the number of paid vacation days to which he is entitled at the time; or

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          (vi) the failure of the Company to perform, in any material manner, its obligations to the Executive under his Employment Agreement with the Company and Pacer of even date herewith.

     1.4. The term "Products" means products sold under standard purchase orders or license agreements by the Company or a subsidiary or affiliate.

     1.5 The Company shall have the right, in its sole and absolute discretion, to waive the non-competition provisions contained in this Section 1 and, if the Company exercises such right, it shall have no responsibility to make the payments described in Sections 1.2 and 1.3 hereof.

     2. Non-Solicitation. Employee agrees that during the Term, without the prior written consent of the Company, the Employee shall not: (i) solicit, employ or otherwise engage, or assist in the solicitation, employment or engagement as an employee, independent consultant or otherwise, any person who is an Employee of the Company or any subsidiary or affiliate of the Company or was an employee of the Company or any subsidiary or affiliate of the Company during the 18 months prior to Employee's termination, or in any manner induce or attempt to induce any employee of the Company or any subsidiary or affiliate of the Company to terminate his or her employment with the Company or its subsidiary or affiliate; or (ii) tortiously interfere with the relationship of the Company or any affiliate of the Company with any person, including any person, who at any time during Employee's employment with the Company or any subsidiary or affiliate of the Company was an employee, a customer, a vendor, a supplier or a consultant, of, or to, the Company or any subsidiary or affiliate of the Company.

     3. Remedy For Breach. Employee hereby acknowledges that in the event of any breach or threatened breach by Employee of any of the provisions of this Agreement, the Company would have no adequate remedy at law and could, suffer substantial and irreparable damage. Accordingly, Employee hereby agrees that, in such event, the Company shall be entitled, without the necessity of proving damages or posting bond and, in addition, notwithstanding any election by the Company to claim damages, to obtain a temporary or permanent injunction to restrain any such breach or threatened breach or to obtain specific performance of any such provisions, all without prejudice to any and all other remedies which the Company may have at law or in equity.

     4. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be construed in such a way as to make such term or provision valid and enforceable to the maximum extent possible, without affecting the remaining terms and provisions of this Agreement or the validity or enforceability of any of the terms and provisions of this Agreement in any otherjurisdiction.

     5. General Provisions. This Agreement contains the entire agreement between the parties hereto with respect to matters contemplated herein and supersedes all prior agreements or understandings among the parties related to such matters. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and upon Employee. No provision of this Agreement may be amended or waived unless executed in writing by the

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Company and Employee. This Agreement shall be construed and governed in accordance with the internal laws of the state of Delaware, without regard to its conflicts of law rules.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

                                             IP HOLDING CO.


                                             By: /s/ Michael B. Alexander
                                                ------------------------------
                                                Name:
                                                Title:

                                             /s/ Sigmund Goldblum
                                             ---------------------------------
                                             SIGMUND GOLDBLUM

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